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                                                                      EXHIBIT 11


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



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
                                                                                        Year Ended December 31,
                                                                         -----------------------------------------------
                                                                              1993             1994             1995
                                                                         -----------------------------------------------
                                                                                                           (as restated)
 Actual Weighted Average Shares Outstanding for the
   Period  . . . . . . . . . . . . . . . . . . . . . . . . . .              5,123,665        5,383,849        5,994,739

 Dilutive Effects of Stock Options and Warrants Using
   Average Market Price  . . . . . . . . . . . . . . . . . . .                231,632          292,741          356,066
                                                                         ------------     ------------     ------------
 Total Shares Based on Shares Outstanding and the
   Assumption that All Share Equivalents Are Exercised
   at Average Stock Market Price . . . . . . . . . . . . . . .              5,355,297        5,676,590        6,350,805

 Additional dilutive effect of Stock Options and
   Warrants Being Exercised Using Ending Market Price  . . . .                     --           22,030           67,713
                                                                         ------------     ------------     ------------

 Total Shares Based on Shares Outstanding and the
   Assumption That All Stock Options and Warrants are
   Exercised At Ending Market Price  . . . . . . . . . . . . .              5,355,297        5,698,620        6,418,518
                                                                         ============     ============     ============
 Net Income Applicable to Fully Diluted Earnings Per
   Share . . . . . . . . . . . . . . . . . . . . . . . . . . .             $1,322,637       $1,621,564       $2,126,412
                                                                         ============     ============     ============

 Fully Diluted Net Income Per Share  . . . . . . . . . . . . .           $       0.25     $       0.28     $       0.33
                                                                         ============     ============     ============
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